EXHIBIT 9

                         OPINION AND CONSENT OF COUNSEL


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November 15, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:      Phoenix Life Variable Accumulation Account
         Phoenix Life Insurance Company
         Pre-Effective Amendment No. 1 to Form N-4
         Registration Nos. 333-68872 and 811-3488


Dear Sirs:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectuses contained in the Registration Statement on Form N-4 filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Investers Edge, which is the subject of this Form N-4 registration statement.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the contracts.

Based upon this review, I am of the opinions that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.

Very truly yours,


/s/ Richard J. Wirth
-----------------------------------------
Richard J. Wirth, Counsel
Phoenix Life Insurance Company